EXHIBIT 99.1



                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information of Cybernet Internet Services International, Inc. (the "Company") gives effect to the sale of all its assets, equipment, furniture and fixtures located in its data centers in Hamburg, Frankfurt and Munich (the "Data Centers") to Disko Leasing GmbH, cancellation of certain lease agreements for the Data Centers, termination of operating agreements for the Data Centers, amendment of service agreements for the Data Centers in Frankfurt and Munich and payment of an arrangement fee (the "Transaction") as if the Transaction had occurred on January 1, 2001 with respect to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2001, on January 1, 2002 with respect to the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2002 and on March 31, 2002 for the Transaction with respect to the unaudited pro forma consolidated balance sheet as at March 31, 2002.
The unaudited pro forma adjustments described in the notes to the pro forma consolidated balance sheet and statements of operations have been prepared by management in accordance with Regulation S-X of the Securities Exchange Act of 1934.

The unaudited pro forma consolidated statements of operations disclose losses from continuing operations before nonrecurring charges or credits.

The unaudited pro forma consolidated financial information presents management's best estimate of the effects of the Transaction and is presented for illustrative purposes only. This information is not indicative of the operating results and financial position of the Company that would have actually been obtained had the Transaction been consummated as of the dates and for the periods presented, or that may be obtained in the future.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As at March 31, 2002
                             (in thousands of Euros)

                                                      Pro forma
                                       Historical    Adjustments    Pro forma
ASSETS
Current  Assets
  Cash and cash equivalents                2,740                       2,740
  Restricted cash                          2,183                       2,183
  Short-term investments                      77                          77
  Trade accounts receivable, net           6,636                       6,636
  Related party receivables                  356                         356
  Other receivables                        2,067        38,967        41,034
  Restricted investments                   5,328                       5,328
  Prepaid expenses                           765                         765
  Other current assets                     1,077                       1,077
                                      ----------    ----------    ----------
Total current assets                      21,229        38,967        60,196
Property and equipment, net               29,760       (16,138)       13,622
Product development costs, net               624                         624
Investments                                2,635                       2,635
Other assets                               5,792        (1,049)        4,743
                                      ----------    ----------    ----------
TOTAL ASSETS                              60,040        21,780        81,820
                                      ==========    ==========    ==========
LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES
Current  Liabilities
  Overdrafts and short-term borrowings       866                         866
  Trade accounts payable                  12,850                      12,850
  Other accrued liabilities                9,764         7,062        16,826
  Accrued personnel costs                  2,851                       2,851
                                      ----------    ----------    ----------
Total current liabilities                 26,331         7,062        33,393
Long-term debt                           169,958                     169,958
                                      ----------    ----------    ----------
                                         196,289         7,062       203,351

SHAREHOLDERS' DEFICIT
Common stock                                  25                          25
Additional paid-in capital               127,718                     127,718
Accumulated deficit                     (264,045)       14,718      (249,327)
Accumulated other comprehensive income        53                          53
                                      ----------    ----------    ----------
Total shareholders' deficit             (136,249)       14,718      (121,531)
                                      ----------    ----------    ----------

TOTAL LIABILITIES AND SHAREHOLDERS'
DEFICIT                                   60,040        21,780        81,820
                                      ==========    ==========    ==========


   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet and
                              Statement of Operations.

                  CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 2001
                   (in thousands of Euros, except share data)


                                                      Pro forma
                                       Historical    Adjustments    Pro forma

Revenues                                  39,077        (7,251)       31,826

Costs  and  expenses:
 Direct cost of services                  25,105        (1,944)       23,161
 Network operations                        7,861                       7,861
 General and administrative expenses      18,477                      18,477
 Sales and marketing expenses             10,186                      10,186
 Research and development                    365                         365
 Impairment of assets and other
   asset write-offs                       37,110                      37,110
 Depreciation and amortization            20,156        (2,116)       18,040
                                      ----------    ----------    ----------
                                         119,260        (4,060)      115,200
                                      ----------    ----------    ----------
Operating loss                           (80,183)       (3,191)     (83,374)

Other  income  and  expenses:
 Interest income                           1,477                       1,477
 Interest expenses                       (25,728)                    (25,728)
 Other income                                123                         123
 Equity in losses of equity-method
   investees                                (538)                       (538)
 Foreign currency losses                  (6,721)                     (6,721)
                                      ----------    ----------    ----------
Loss before income tax                  (111,570)       (3,191)     (114,761)
Income tax expense                       (27,678)                    (27,678)
                                      ----------    ----------    ----------
Net loss                                (139,248)       (3,191)     (142,439)
                                      ==========    ==========    ==========

Basic and diluted loss per share           (5.36)                      (5.48)


   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet and
                              Statement of Operations.

                CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   For the three months ended March 31, 2002
                   (in thousands of Euros, except share data)


                                                       Pro forma
                                        Historical    Adjustments   Pro forma

Revenues                                   9,308        (1,947)        7,361

Costs  and  expenses:
  Direct cost of services                  4,533          (486)        4,047
  Network operations                       1,019                       1,019
  General and administrative expenses      5,479                       5,479
  Sales and marketing expenses             1,927                       1,927
  Research and development                     -                           -
  Impairment of assets and other
    asset write-offs                           -                           -
  Depreciation and amortization            2,475          (529)        1,946
                                      ----------    ----------    ----------
                                          15,433        (1,015)       14,418
                                      ----------    ----------    ----------
Operating loss                            (6,125)         (932)       (7,057)

Other  income  and  expenses:
  Interest income                            103                         103
  Interest expenses                       (6,834)                     (6,834)
  Other income                                 -                           -
  Equity in losses of equity-method
    investees                               (135)                       (135)
  Foreign currency losses                 (1,580)                     (1,580)
                                      ----------    ----------    ----------
Loss before income tax                   (14,571)         (932)      (15,503)
Income tax benefit                            (1)                         (1)
                                      ----------    ----------    ----------
Net loss                                 (14,572)         (932)      (15,504)
                                      ==========    ==========    ==========

Basic and diluted loss per share           (0.55)                      (0.59)



   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet and
                            Statement of Operations.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENT OF
                                   OPERATIONS

(1)     Pro  Forma  Transaction.

        On June 25, 2002, Cybernet Internet Dienstleistungen AG ("Cybernet AG"), a wholly-owned subsidiary of the Company, entered into an asset purchase and transfer agreement with Disko Leasing GmbH, pursuant to which Cybernet AG sold all its assets, equipment, furniture and fixtures located in its data centers in Hamburg, Frankfurt and Munich (the "Data Centers") to Disko Leasing GmbH. Cybernet AG also cancelled certain lease agreements for the Data Centers, terminated operating agreements for the Data Centers, amended certain service agreements for the Data Centers in Frankfurt and Munich and paid an arrangement fee to Telehouse Deutschland GmbH under an agreement dated June 25, 2002.

(2)     Pro  Forma  Adjustments.

        The pro forma adjustments include the elimination of the revenues and direct costs of revenues from the Data Centers, as well as the amortization charges thereof. For the pro forma consolidated balance sheet, the sale proceeds are accrued, and arrangement fee and related expenses are provided for.

(3)     Unusual  Events.

        The Company has incurred significant operating losses since inception, and has not achieved and does not expect to achieve sufficient revenues to support future operations without additional financing. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Since inception, the Company has financed its operations primarily through public and private sales of common stock and public debt, and short-term borrowings from banks. These financings have funded the Company's operating losses, which total approximately Euro 249,473,000 for the years from inception through December 31, 2001. The Company's operations continue to generate negative operating cash flows; in the year ended December 31, 2001 cash used in operations totalled approximately Euro 24,259,000. Management believes that planned cost savings and anticipated improvements in operating results in 2002 will reduce the amount of cash used in operations which, when combined with available unrestricted cash as of December 31, 2001, and anticipated new financing sources, will permit the Company to continue to operate. The Company is currently in the process of identifying alternative financing sources, negotiating changes to its debt structure and evaluating its strategic options. However, there are no assurances that these plans can be accomplished or that they will provide sufficient cash to fund the Company's operations.

        During the fourth quarter of fiscal 2001, the Company performed an impairment assessment of goodwill and identifiable intangible assets recorded in connection with its various previous acquisitions. The assessment was performed primarily due to the continued depressed value of the Company's stock price during fiscal 2001, the losses that the Company has incurred since inception, the Company's significant underperformance relative to projections and the overall decline in industry growth rates, which indicated that this trend might continue for an indefinite period. The Company determined that the estimated future undiscounted cash flows were below the carrying value of the goodwill and identifiable intangible assets associated with certain previous acquisitions. As a result, the Company recorded Euro 22,022,000 and Euro 6,395,000 for impairment charges related to goodwill and other intangible assets, respectively, in the year ended December 31, 2001 to reduce goodwill and identifiable intangible assets to zero. The assumptions supporting the estimated future undiscounted cash flows reflect management's best estimates.